UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2022

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37526	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2022, the Board of Directors of TELA Bio, Inc. (the “Company”) appointed Megan Smeykal as the Company’s Chief Accounting Officer and principal accounting officer.

Ms. Smeykal, age 46, joined the Company in December 2019 as Vice President of Financial Reporting and became Vice President – Corporate Controller in May 2021. Previously, Ms. Smeykal served as the Vice President of Financial Reporting and Assistant Controller at Nutrisystem, Inc. from 2006 to August 2019. Ms. Smeykal began her accounting career with Arthur Andersen LLP, where she served from 1997 to 2002. Ms. Smeykal received a Bachelor of Science degree in Accounting from Villanova University and maintains an active certified public accounting license in the Commonwealth of Pennsylvania.

There are no arrangements or understandings between Ms. Smeykal and any other persons pursuant to which Ms. Smeykal was appointed as Chief Accounting Officer or principal accounting officer of the Company. In addition, there are no family relationships between Ms. Smeykal and any director or executive officer of the Company, and there are no transactions involving Ms. Smeykal requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President, Chief Executive Officer and Director

Date: January 4, 2022